Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement of our reports dated February 25, 2021, with respect to the consolidated financial statements of Apache Corporation and subsidiaries and the effectiveness of internal control over financial reporting of Apache Corporation and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Houston, Texas

March 1, 2021